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[LOGO] FAMILY RESTAURANTS, INC.
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       NEWS RELEASE                           Contact:  Gayle DeBrosse
                                                        Family Restaurants, Inc.
                                                        (714) 863-6491


       FOR IMMEDIATE RELEASE
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       FAMILY RESTAURANTS COMPLETES SALE OF CARROWS AND COCO'S


       Irvine, California -- May 23, 1996 -- Family Restaurants, Inc. (FRI) announced today that it has completed its sale of the Carrows and Coco's chains to a subsidiary of Flagstar Companies, Inc. (NASDAQ: FLST) for a total consideration of $306.5 million.

       The sale of nearly 350 restaurants included 157 Carrows and 187 Coco's/jojos restaurants, and the licensing rights for approximately 260 Coco's restaurants that operate in Korea and Japan.

       FRI now operates 316 restaurants primarily in California, Ohio, Pennsylvania, Illinois, Indiana, Michigan, Wisconsin, Maryland, Virginia, and Missouri under the Chi-Chi's, El Torito, Casa Gallardo, and Charley Brown's concepts.


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